Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

October 28, 2014

Sun Bancorp, Inc.
350 Fellowship Road, Suite 101
Mount Laurel, NJ 08054

RE: Registration of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Sun Bancorp, Inc., a New Jersey corporation (the “Company”), in connection with the offer and sale by the Company of shares of common stock, par value $5.00 per share, of the Company (the “Securities”), pursuant to securities purchase agreements (the “Purchase Agreements”) with certain institutional investors in connection with a private placement of an aggregate of 1,133,144 Securities, and the subsequent public registration of such Securities.

We have examined: (i) the Registration Statement on Form S-3 (as it may be amended, the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register to the offer and sale of the Securities by the Selling Stockholders named therein; (ii) the prospectus included as part of the Registration Statement in connection with the offer and sale by the Selling Stockholders named therein of the Securities (as it may be amended, the “Prospectus”); (iv) the Company’s Amended and Restated Certificate of Incorporation, as amended through the date hereof, and its Bylaws; and (v) such other corporate records, certificates and other documents and such matters of law, in each case, as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all individuals executing such documents. As to any facts material to this opinion that we did not independently establish or verify, we have, with your consent, relied upon the statements, certificates and representations of the public officials and officers of the Company. We do not purport to express an opinion on any laws other than those of the State of New Jersey

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Securities are legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Validity of the Common Stock” in the Prospectus. In giving such consent, we do not thereby admit that we are an expert within the meaning of Section 7 of the Act. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

II-7